IWERKS ENTERTAINMENT INC.
                                 BONUS AGREEMENT

     This Bonus Agreement (the "Agreement") is made and entered into effective as of March 22, 2000 by and between IWERKS ENTERTAINMENT, INC., a Delaware corporation (the "Company"), and JEFF M. DAHL ("Employee").

     AS APPROVED BY THE BOARD OF DIRECTORS, THE PARTIES AGREE AS FOLLOWS:

1. BONUS. The company shall pay to Employee a one-time cash bonus of One Hundred Thousand Dollars ($100,000) if either (or both) of the following occurs: (i) a Change in Control, or (ii) the Company engages in an equity financing transaction (or series of related transactions) whereby the Company issues Company stock, preferred stock or other equity securities, or options, warrants or other rights to acquire the same and receives gross proceeds from the financing of not less than Three Million Dollars ($3,00,000). Any payment owing under this Section shall be made by the Company within 10 business days after the occurrence of the triggering event specified in clause (i) or (ii), as applicable.

2. GENERAL PROVISIONS. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into in California between California residents. If any provision of this Agreement is for any reason found by a court of competent jurisdiction to be unenforceable, the remainder of this Agreement shall continue in full force and effect. This Agreement embodies the entire agreement between parties and supersedes all prior agreements and understanding between the parties with respect to its subject matter. This Agreement may not be changed unless mutually agreed upon in writing by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                COMPANY:     Iwerks Entertainment Inc., a Delaware Corporation


                             By:     /s/ Don Iwerks
                                     -----------------------------------------
                             Title:  Chairman, Interim CEO

                             By:     /s/ Gary Matus
                                     -----------------------------------------
                             Title:  Board Director


                EMPLOYEE:    /s/ Jeff M. Dahl
                             -------------------------------------------------
                             Jeff M. Dahl
                             Chief Financial Officer